UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2019

ANTERO MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38075	61-1748605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Antero Midstream GP LP

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 12, 2019, Antero Midstream GP LP (“AMGP”) and Antero Midstream Partners LP (“Antero Midstream”) completed the transactions (the “Closing”) contemplated by the previously announced Simplification Agreement, dated as of October 9, 2018 (the “Simplification Agreement”), by and among AMGP, Antero Midstream, AMGP GP LLC, Antero IDR Holdings LLC, a subsidiary of AMGP (“IDR Holdings”), Arkrose Midstream Preferred Co LLC, a wholly owned subsidiary of AMGP (“Preferred Co”), Arkrose Midstream Merger Sub LLC (“Merger Sub”), a wholly owned subsidiary of Arkrose Midstream Newco Inc., a wholly owned subsidiary of New AM (“NewCo”) and Antero Midstream Partners GP LLC, the general partner of Antero Midstream.

Pursuant to the Simplification Agreement, (i) AMGP was converted from a limited partnership to a corporation under the laws of the State of Delaware, and its name was changed (the “Name Change”) to Antero Midstream Corporation (which we refer to as “New AM” or the “Company” and the conversion, the “Conversion”), (ii) Merger Sub was merged with and into Antero Midstream, with Antero Midstream surviving the merger as a wholly owned subsidiary of NewCo (the “Merger”) and (iii) all the issued and outstanding Series B Units representing limited liability company interests of IDR Holdings (the “Series B Units”), the holder of all of Antero Midstream’s incentive distribution rights, were exchanged for an aggregate of approximately 17.35 million shares of the common stock of New AM, par value $0.01 per share (“New AM Common Stock”), (the “Series B Exchange”). The Conversion, the Merger, the Series B Exchange and the other transactions contemplated by the Simplification Agreement are collectively referred to as the “Transactions.”  References herein to “New AM” or the “Company” refer to Antero Midstream GP LP prior to the Name Change and Antero Midstream Corporation following the Name Change.

On March 12, 2019, the Company filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the Closing and related matters in Items 1.01, 1.02, 2.01, 3.01, 3.02, 3.03, 5.02, 5.03 and 9.01 of Form 8-K. Due to the large number of events to be reported under the specified items of Form 8-K, this Form 8-K/A is being filed to amend the Original Form 8-K to include additional matters related to the Closing under Item 1.02.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Original Form 8-K.

Item 7.01 Regulation FD Disclosure.

On March 12, 2019, AMGP and Antero Midstream issued a joint press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

In accordance with Rule 12g-3(a) under the Exchange Act, New AM is a successor registrant to AMGP and thereby subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. The shares of New AM Common Stock, as the successor registrant to AMGP, are deemed to be registered under Section 12(b) of the Exchange Act.

The Company is filing the additional risk factors attached hereto as Exhibit 99.2 for the purpose of supplementing and updating the risk factors disclosure contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on February 13, 2019. The supplemental risk factors are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT	DESCRIPTION
3.1*	Certificate of Designations of Antero Midstream Corporation, dated March 12, 2019.

3.2*	Certificate of Conversion of Antero Midstream Corporation, dated March 12, 2019.

3.3*	Certificate of Incorporation of Antero Midstream Corporation, dated March 12, 2019.

3.4*	Bylaws of Antero Midstream Corporation, dated March 12, 2019.

4.1*

Registration Rights Agreement, dated March 12, 2019, by and among Antero Midstream Corporation, Warburg Pincus Private Equity X O&G, L.P., Warburg Pincus X Partners, L.P., Warburg Pincus Private Equity VIII, LP, Warburg Pincus Netherlands Private Equity VIII C.V. I, WP-WPVIII Investors, L.P., Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P., Antero Resources Corporation, Arkrose Subsidiary Holdings LLC, Glen C. Warren, Jr., Canton Investment Holdings

LLC, Paul M. Rady, Mockingbird Investments, LLC and the Employee Holders named in Schedule I thereto, acting severally.

10.1*	Form of Indemnification Agreement.

10.2*	Amendment No. 1 to the Voting Agreement by and between Antero Midstream GP LP and Antero Resources Corporation, dated as of March 11, 2019.

10.3*	Antero Midstream Corporation Long Term Incentive Plan, effective as of March 12, 2019.

99.1*	Joint Press Release, dated March 12, 2019.

99.2*	Supplemental Risk Factors.

99.3*	Audited consolidated financial statements of Antero Midstream Partners LP.

99.4*	Unaudited pro forma condensed combined financial statements of Antero Midstream Corporation.

* Previously filed with the Company’s Current Report on Form 8-K filed on March 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM CORPORATION

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Secretary

Dated: March 12, 2019